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Exhibit 99.1

Contacts:	Media—Stephanie Struble, Public Relations Specialist, 469/259-4087
Investors—Andrew Albrecht, Vice President of Investor Relations, 404/475-4102
Company Contact—Thomas Lord, EVP of Corp. Develop. and CFO, 404/475-4100

ALLEGIANCE TELECOM ANNOUNCES SECOND QUARTER 2003 RESULTS

        DALLAS, August 19, 2003—Allegiance Telecom, Inc. (OTC: ALGXQ.OB), a facilities-based national local exchange carrier (NLEC), reported results for the second quarter ended June 30, 2003. The Company reported second quarter revenues of $196.7 million, a decrease of 3.9 percent, compared with first quarter 2003 and an increase of 6.6 percent compared with the second quarter of 2002.

        "After voluntarily filing for bankruptcy in May 2003, Allegiance Telecom is moving forward. As part of an ongoing effort to reduce expenses, Allegiance has been reviewing all of its costs and expenses. All contracts that are no longer necessary or appropriate for our business will be rejected or renegotiated as part of this effort," said Royce J. Holland, chairman and CEO of Allegiance Telecom. "Sales of our integrated products and services continue to be strong as we streamline our operations."

        Allegiance Telecom had unrestricted cash and short-term investments totaling approximately $269.2 million at the end of 2Q03. "Allegiance Telecom reduced its cash consumed in the second quarter, using approximately $7.4 million of its cash and short-term investments to fund its operations, capital expenditures and debt service requirements. This represents a reduction of $13.3 million from the $20.7 million used in 1Q03. Capital expenditures were held to $4.8 million in 2Q03," said Thomas M. Lord, Allegiance Telecom executive vice president of corporate development and chief financial officer.

        The Company continues to see improved productivity and efficiency as it focuses its business on profitability. In 2Q03, the Company's revenue per employee increased to a record level of $226,900, an increase of $6,800 or approximately 3.1 percent over the revenue per employee for 1Q03 of $220,100 and an increase of $57,800 or approximately 34.2 percent over the revenue per employee for 2Q02 of $169,100.

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        Allegiance Telecom is currently pursuing financial restructuring plans under Chapter 11 of the U.S. Bankruptcy Code, as previously announced on May 14, 2003. The bankruptcy filings were made in the U.S. Bankruptcy Court in the Southern District of New York. The Company's bankruptcy case number is 03-13057(RDD) and its Bankruptcy Court filings are available via the court's website, at www.nysb.uscourts.gov. Please note that a PACER password is required to access documents on the Bankruptcy Court's website. Additional information regarding the Company's reorganization is available at www.algx.com/restructuring.

        Allegiance Telecom is a facilities-based national local exchange carrier headquartered in Dallas, Texas. As the leader in competitive local service for medium and small businesses, Allegiance offers "One source for business telecomTM"—a complete package of telecommunications services, including local, long distance, international calling, high-speed data transmission and Internet services and a full suite of customer premise communications equipment and service offerings. Allegiance serves 36 major metropolitan areas in the U.S. with its single source provider approach. Allegiance's common stock is traded on the Over the Counter Bulletin Board under the symbol ALGXQ.OB. For more information visit www.algx.com.

# # #

        Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby. The words "believes," "expects," "estimates," "anticipates," "plans," "will be" and "forecasts" and similar words or expressions identify forward-looking statements made by or on behalf of the Company. These forward-looking statements were derived using numerous assumptions and are subject to many uncertainties and factors that may cause the actual results of the Company to be materially different from those stated in such forward-looking statements. Examples of such uncertainties and factors include, but are not limited to, the impact of the bankruptcy filing on the Company's business, the Company's ability to timely and effectively provision new customers; the Company's ability to retain existing customers; the Company's ability to develop and maintain efficient billing, customer service and information systems; and technological, regulatory or other developments in the industry and general economy that might adversely affect the Company. Additional factors are set forth in the Company's SEC reports, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2003. The Company does not undertake any obligation to update or revise any forward-looking statement made by it or on its behalf, whether as a result of new information, future events or otherwise.

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES
(Debtors and Debtors-in-possession)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
Unaudited

	Three Months Ended June 30, 2003	Three Months Ended June 30, 2002	Six Months Ended June 30, 2003	Six Months Ended June 30, 2002
Revenues	$196,652	$184,437	$401,228	$346,532
Network Costs	104,989	95,323	216,442	177,401
Gross Margin %	46.6%	48.3%	46.0%	48.8%
Selling, General and Administrative	98,563	110,249	215,137	212,033
Depreciation and Amortization	65,292	71,503	131,925	139,519
Non-cash Deferred Compensation	656	78	1,609	532
Goodwill Impairment Charge	2,105	110,823	2,105	110,823

Loss From Operations	(74,953)	(203,539)	(165,990)	(293,776)
Other Income (Expense)
Interest Income	827	2,066	1,832	3,811
Interest Expense	(18,961)	(25,342)	(48,477)	(49,440)
Gain on sale of investment	3,277	—	3,277	—

Other Income (Expense), net	(14,857)	(23,276)	(43,368)	(45,629)
Net loss before reorganization items	(89,810)	(226,815)	(209,358)	(339,405)
Reorganization Items:
Professional fees	(3,047)	—	(3,584)	—
Other restructuring gains/(losses)	460	—	460	—

Total reorganization items:	(2,587)	—	(3,124)	—
Net Loss Applicable to Common Stock	$(92,397)	$(226,815)	$(212,482)	$(339,405)

Net Loss Per Share, basic and diluted	$(0.76)	$(1.95)	$(1.76)	$(2.92)

Weighted Average Shares Outstanding, basic and diluted	120,802,701	116,170,173	120,624,040	116,049,262

Other Financial Data:
Capital Expenditures	$4,832	$42,429	$14,022	$82,251

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES
(Debtors and Debtors-in-possession)
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share amounts)

	June 30, 2003	December 31, 2002
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash, cash equivalents, and short-term investments	$271,032	$284,266
Other current assets	154,006	172,112

Total current assets	425,038	456,378
PROPERTY AND EQUIPMENT
Property and equipment	1,526,749	1,516,175
Accumulated depreciation	(716,310)	(592,069)

Total property and equipment, net	810,439	924,106
NON-CURRENT ASSETS(1)	56,647	60,734

TOTAL ASSETS	$1,292,124	$1,441,218

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
CURRENT LIABILITIES NOT SUBJECT TO COMPROMISE	$103,695	$183,726
CURRENT PORTION OF LONG-TERM DEBT (3)	—	561,532	(2)
LONG-TERM DEBT(3)	—	639,691	(2)
OTHER LONG-TERM LIABILITIES(3)	7	12,545
LIABILITIES SUBJECT TO COMPROMISE(3)	1,355,538	—
STOCKHOLDERS' (DEFICIT) EQUITY	(167,116)	43,724

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY	$1,292,124	$1,441,218

COMMON SHARES OUTSTANDING	124,742,246	124,830,110

Notes:

(1)
Includes restricted long-term investments of $6,881 and $881 at June 30, 2003 and December 31, 2002, respectively.

(2)
At December 31, 2002, reflects the reclassification of long term debt to current portion of long-term debt to reflect the effect of the reduction in long-term debt as required under the interim amendment to the Senior Credit Agreement dated November 27, 2002.

(3)
As a result of the voluntary bankruptcy filing, certain pre-petition liabilities including all of the Company's long-term debt, is classified as liabilities subject to compromise at June 30, 2003. No changes to the carrying amount of these debts have been made as a result of the bankruptcy filing.

Selected Operational Statistics
(Unaudited)

	As of June 30, 2003	As of March 31, 2003	As of December 31, 2002	As of June 30, 2002
Markets Served	New York	New York	New York	New York
	Dallas	Dallas	Dallas	Dallas
	Atlanta	Atlanta	Atlanta	Atlanta
	Fort Worth	Fort Worth	Fort Worth	Fort Worth
	Los Angeles	Los Angeles	Los Angeles	Los Angeles
	Chicago	Chicago	Chicago	Chicago
	Boston	Boston	Boston	Boston
	Oakland	Oakland	Oakland	Oakland
	San Francisco	San Francisco	San Francisco	San Francisco
	Philadelphia	Philadelphia	Philadelphia	Philadelphia
	Washington, D.C.	Washington, D.C.	Washington, D.C.	Washington, D.C.
	San Jose	San Jose	San Jose	San Jose
	Orange County	Orange County	Orange County	Orange County
	Houston	Houston	Houston	Houston
	No. New Jersey	No. New Jersey	No. New Jersey	No. New Jersey
	Long Island	Long Island	Long Island	Long Island
	San Diego	San Diego	San Diego	San Diego
	Detroit	Detroit	Detroit	Detroit
	Baltimore	Baltimore	Baltimore	Baltimore
	Denver	Denver	Denver	Denver
	St. Louis	St. Louis	St. Louis	St. Louis
	Cleveland	Cleveland	Cleveland	Cleveland
	Seattle	Seattle	Seattle	Seattle
	Miami	Miami	Miami	Miami
	Minneapolis/St. Paul	Minneapolis/St. Paul	Minneapolis/St. Paul	Minneapolis/St. Paul
	Phoenix	Phoenix	Phoenix	Phoenix
	Tampa	Tampa	Tampa	Tampa
	San Antonio	San Antonio	San Antonio	San Antonio
	Ft. Lauderdale	Ft. Lauderdale	Ft. Lauderdale	Ft. Lauderdale
	Austin	Austin	Austin	Austin
	Sacramento	Sacramento	Sacramento	Sacramento
	Portland	Portland	Portland	Portland
	White Plains	White Plains	White Plains	White Plains
	Ontario/Riverside	Ontario/Riverside	Ontario/Riverside	Ontario/Riverside
	Pittsburgh	Pittsburgh	Pittsburgh	Pittsburgh
	West Palm Beach/Boca Raton	West Palm Beach/Boca Raton	West Palm Beach/Boca Raton	West Palm Beach/Boca Raton
# of Markets	36	36	36	36
# of Switches	31	31	31	31
Central Office Collocations	851	854	849	829
Addressable Markets (Lines)	24,239,000	23,052,000	22,866,000	21,632,000
Sales Headcount(1)	961	1,027	1,118	1,433
Total Headcount(2)	2,681	2,901	3,081	3,759
CPE Business Headcount(3)	631	721	733	869
Lines Installed	1,445,500	1,447,400	1,422,800	1,246,100

Notes:

(1)
Sales Headcount includes Sales Team Managers, Account Executives and Sales Administrators

(2)
Excludes employees acquired in connection with the June 2002 acquisition of customer premise equipment provisioning and maintenance businesses

(3)
Includes employees acquired in connection with the June 2002 acquisition of customer premise equipment provisioning and maintenance businesses

ALLEGIANCE TELECOM, INC.
(Debtors and Debtors-in-possession)
PERFORMANCE METRICS
(Unaudited)

	Actual 2001				Actual 2002				Actual 2003
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q
Gross Margin %	51.6%	51.0%	51.4%	51.3%	49.4%	48.3%	46.1%	46.9%	45.5%	46.6%
SG&A—Pre-Restructuring as % of Rev	79.9%	73.7%	70.9%	69.5%	62.8%	59.8%	52.0%	54.6%	57.0%	50.1%
EBITDA—Pre-Restructuring as % of Rev	-28.3%	-22.7%	-19.6%	-18.2%	-13.4%	-11.5%	-5.9%	-7.7%	-11.5%	-3.5%
Annualized ($ in 000's)
Average Revenue per Employee	$119.6	$128.8	$138.2	$150.2	$157.5	$169.1	$199.0	$204.6	$220.1	$226.9
SG&A per Employee	95.6	94.9	98.0	104.4	98.9	101.1	103.6	111.7	125.4	113.7
EBITDA per Employee	(33.9)	(29.2)	(27.0)	(27.4)	(21.1)	(19.4)	(11.8)	(15.7)	(25.2)	(8.0)
EBITDA per Line	(0.2)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.0)	(0.0)	(0.1)	(0.0)
Cum. Capital Expenditures per Line	1.3	1.2	1.2	1.2	1.1	1.0	0.9	0.9	0.9	0.9
Monthly:
Average Revenue per Line	$52.61	$51.58	$48.03	$50.08	$50.16	$51.54	$55.54	$48.58	$47.52	$45.32
Network Expense per Line	25.46	25.28	23.36	24.41	25.40	26.64	29.93	25.78	25.89	24.19
SG&A per Line	42.05	38.00	34.07	34.81	31.50	30.81	28.90	26.52	27.08	22.71

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  Exhibit 99.1